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                                                                  Exhibit (a)(5)
                          THE WASHINGTON WATER POWER COMPANY

                                  OFFER TO EXCHANGE
                     UP TO 20,000,000 SHARES OF ITS COMMON STOCK,
                              NO PAR VALUE, FOR RECONS,
              EACH RECONS CONSTITUTING A ONE-TENTH OWNERSHIP INTEREST IN
                         ONE SHARE OF $12.40 PREFERRED STOCK,
                          CONVERTIBLE SERIES L, NO PAR VALUE


To Our Clients:

     Enclosed for your consideration is the Prospectus dated October 21, 1998 (the "Prospectus") of The Washington Water Power Company, a Washington corporation (the "Company"), and the related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer") in connection with the offer by the Company to exchange up to 20,000,000 shares of its Common Stock, no par value (such shares, together with all other outstanding shares of Common Stock of the Company, the "Common Shares"), for depositary shares each constituting a one-tenth ownership interest in one share of $12.40 Preferred Stock, Convertible Series L, no par value, of the Company (each such depositary share being herein called a "RECONS").

     We are the holder of record of Common Shares held for your account. A tender of such Common Shares pursuant to the Exchange Offer can be made only by us as the holder of record pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT. TO TENDER THE COMMON SHARES HELD BY US FOR YOUR ACCOUNT, COMPLETE THE ENCLOSED INSTRUCTION FORM AND RETURN IT TO US IN THE ENCLOSED ENVELOPE.

     The Exchange Offer will expire on Wednesday, November 18, 1998 (the "Expiration Date"), unless the Company chooses to extend it. IN ORDER FOR US TO HAVE SUFFICIENT TIME TO TENDER PURSUANT TO THE EXCHANGE OFFER, WE MUST RECEIVE YOUR INSTRUCTION FORM NO LATER THAN TUESDAY, NOVEMBER 17, 1998 OR YOUR COMMON SHARES WILL NOT BE EXCHANGED FOR RECONS.

     Your attention is drawn to the following:

GENERAL

     1. The Company expressly reserves the right to extend, amend or modify the terms of the Exchange Offer, and not to accept any Common Shares tendered, at any time prior to the Expiration Date for any reason.

     2. Tendering shareholders will not be obligated to pay any brokerage fees or commissions. Any stock transfer taxes applicable to the exchange of Common Shares pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 7 to the Letter of Transmittal.

     3. Holders of Common Shares may elect to tender all or a portion of the Common Shares held by them pursuant to the Exchange Offer.

     4. The exchange ratio is one RECONS for each Common Share accepted for exchange.

     5. The Exchange Offer is being made for up to 20,000,000 Common Shares. Upon the terms and subject to the conditions of the Exchange Offer, if 20,000,000 or fewer Common Shares are validly tendered and not withdrawn prior to the Expiration Date, the Company will accept for exchange all such Common Shares, and



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if more than 20,000,000 Common Shares are validly tendered and not withdrawn prior to the Expiration Date, the Company will accept for exchange all Common Shares validly tendered and not withdrawn prior to the Expiration Date on a pro rata basis (with appropriate adjustments to avoid acquisitions of fractional Common Shares).

     6. The Exchange Offer is conditioned upon 6,000,000 Common Shares being validly tendered and not withdrawn to the Expiration Date.


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                          THE WASHINGTON WATER POWER COMPANY

                                  OFFER TO EXCHANGE
                    UP TO 20,000,000 SHARES OF ITS COMMON STOCK,
                              NO PAR VALUE, FOR RECONS
             EACH RECONS CONSTITUTING A ONE-TENTH OWNERSHIP INTEREST IN
                         ONE SHARE OF $12.40 PREFERRED STOCK,
                          CONVERTIBLE SERIES L, NO PAR VALUE


                                   INSTRUCTION FORM


     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR COMMON SHARES PURSUANT TO THE EXCHANGE OFFER, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE ATTACHED INSTRUCTION FORM.

     An envelope in which to return your instructions to us is also enclosed.
If you authorize tender of your Common Shares pursuant to the Exchange Offer, all such Common Shares will be tendered unless otherwise indicated below. Holders of Common Shares may elect to tender all or a portion of the Common Shares held by them pursuant to the Exchange Offer. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF COMMON SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE COMPANY IS NOT AWARE OF ANY JURISDICTION WHERE THE MAKING OF THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE EXCHANGE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.


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                   INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus (the "Prospectus") dated October 21, 1998 and the related Letter of Transmittal in connection with the offering by The Washington Water Power Company to exchange up to 20,000,000 shares of its Common Stock, no par value (such shares, together with all other outstanding shares of Common Stock of the Company, the "Common Shares"), for depositary shares (the "RECONS"), each RECONS constituting a one-tenth ownership interest in one share of $12.40 Preferred Stock, Convertible Series L, no par value, of the Company, at a rate of one RECONS for each Common Share tendered.


                                    EXCHANGE OFFER

     This will instruct you to tender pursuant to the Exchange Offer the number of Common Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

/ / By checking this box, all Common Shares held by you for my/our account will be tendered in the Exchange Offer. If fewer than all Common Shares are to be tendered, I/we have checked the box AND indicated below the total number of Common Shares to be tendered by you.

                                                shares
                            -----------------

                                      SIGN HERE


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       Signature(s)                              Please print name(s) and
                                                     address(es) here


Dated:
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